Exhibit 10.26

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

As of March 31, 2007, the following are the base salaries (on an annual basis) of the executive officers of BJ’s Wholesale Club, Inc.:

Name and Title	Base Salary
Herbert J Zarkin President, Chief Executive Officer and Chairman of the Board	$975,000
Frank D. Forward Executive Vice President, Chief Financial Officer	$450,000
Laura Sen Executive Vice President, Merchandising and Logistics	$450,000
Thomas F. Gallagher Executive Vice President, Club Operations	$375,000
Lon F. Povich Senior Vice President, General Counsel and Secretary	$300,000